UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 2 on Form 8-K/A to the Form 8-K filed on March 6, 2023, is being filed for the purpose of filing Exhibits 2.1 and 10.1 and describing the Second Amendment to the Securities Purchase Agreement.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2022, Healthier Choices Management Corp. (the “Company” or “HCMC”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company sold and issued 14,722.075 shares of its Series E Redeemable Convertible Preferred Stock (the “Preferred Stock”) to five institutional investors (the “Purchasers”) for an aggregate subscription price of $13,250,000 (the “Offering”).

On March 2, 2023, the parties to the SPA entered into First Amendment to Securities Purchase Agreement, pursuant to which the Company agreed to pay each Purchaser ten percent (10%) of the Stated Value (the “Conversion Payment”) of the Preferred Stock upon conversion of such Preferred Stock into common stock prior to the record date for the Spin Off.

On May 15th, the parties to the SPA entered into Second Amendment to the Securities Purchase Agreement, pursuant to which the Company agreed to: (1) extend the time period for the Conversion Payment eligibility to December 1, 2023, (2) amend the Certificate of Designation as set forth in Item 5.03 below and (3) require the Purchasers to purchase Series A Convertible Preferred Stock of a newly created public company (resulting from spin off of HCMC’s grocery and wellness businesses) in the same subscription amounts that the Purchasers paid for the HCMC Preferred Stock (the “Spinoff”) only if the Spinoff is completed prior to December 1, 2023.

As of May 17, 2023, 1,585 shares of Preferred Stock have been converted and 4,416.65 shares of Preferred Stock have been redeemed for total redemption payments of $4,394,428.00 .

The foregoing description of the Second Amendment to Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 18, 2022 (the “Issue Date”), the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series E Redeemable Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The number of shares of HCMC Preferred Stock designated is 14,722.075 and each share of HCMC Preferred Stock has a stated value equal to $1,000 (the “Stated Value”). On May 15, 2023, the Company filed an amendment to the Certificate of Designation to make the redemption price of the Preferred Stock (the “Redemption Price”) equal the Stated Value regardless of the date on which it is redeemed. Prior to this amendment, the Redemption Price was discounted by 1% for each month after the seven-month anniversary of the Issue Date that the Purchaser elected not to redeem.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
2.1	Healthier Choices Management Corp. Amendment to Certificate of Designation of Preferences, Rights And Limitations of Series E Redeemable Convertible Preferred Stock
10.1	Second Amendment to Securities Purchase Agreement, dated as of May 15, 2023, by and between Healthier Choices Management Corp. and the purchasers named therein
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: May 19, 2023	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

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